 Exhibit 10.7

Execution Version

NOTE PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of December 5, 2016 by and among Esousa Holdings LLC, a New York limited liability company (the “Buyer”) and Resource Capital Fund V L.P. (the “Seller”).

WHEREAS, the Buyer has agreed to purchase, and the Seller has agreed to sell, an aggregate of $8,000,000 in principal amount of and all unpaid interest and fees under (a) the Promissory Note, dated November 13, 2013(the “Note”) issued by Uranium Resources, Inc. (the “Company”) to the Seller pursuant to a Loan Agreement dated as of November 13, 2013, as amended, by and among the Company, the subsidiaries of the Company, and the Seller, in accordance with Schedule A attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of the Note. Upon the terms and conditions set forth herein and in reliance upon the representations and warranties set forth below, the Buyer, in the amounts as set forth on Schedule A attached hereto, agrees to purchase from the Seller and the Seller agrees to sell, assign, transfer and convey to the Buyer the Note, subject to the terms of this Agreement and the Master Exchange Agreement between the Buyer and the Company, dated as of the date hereof (the “Master Exchange Agreement”). The parties hereto agree that the purchase price payable to the Seller by the Buyer for the Note will be the amount set forth on Schedule A attached hereto (the “Purchase Price”). The Purchase Price shall be paid in installments. The initial installment of the Purchase Price (the “First Installment”) will be due and payable by the Buyer to the Seller on the Initial Closing Date (as defined below). The remaining installment (the “Second Installment”) shall be due and payable by the Buyer to the Seller in accordance with the terms and conditions of this Agreement and the Master Exchange Agreement on the date of commencement of the Second Tranche Pricing Period (as such term is defined in the Master Exchange Agreement). The Seller and the Buyer acknowledge and agree that the date of the Initial Exchange (as such term is defined in the Master Exchange Agreement) shall occur immediately after the Initial Closing Date and therefore agree that the First Installment is due and payable to the Seller on the Initial Closing Date. The unpaid portion of the Note, and the security interests in assets securing repayment of the Note, shall be held by the Seller until such time as the entire Purchase Price is paid by the Buyer to the Seller. During the time that any portion of the Note remains unpaid, the Seller will retain its right and remedies with respect to the then unpaid portion of the Note pursuant to the related loan documents, as well as its security interests in assets securing repayment of the Note. Following the Second Closing, Seller shall transfer to Buyer its security interests in assets securing repayment of the Note.

2. Closing. The closing of the purchase by the Buyer and the sale by the Seller of the Note of a principal amount of $2,500,000 (the “Initial Closing”) shall take place simultaneously herewith or at the time and place or by such other means as may be agreed to by the parties (the "Initial Closing Date"). The closing of the purchase by the Buyer and the sale by the Seller of the Note of a principal amount of an additional $5,500,000 (the “Second Closing”) shall take place as soon as practicable, but not more than two Trading Days after the later of (i) the approval of the holders of common stock of the Company to authorize an issuance of common stock of the Company to the Buyer in excess of 19.9% of the total number of shares of outstanding common stock of the Company and (ii) the effectiveness of a registration statement on Form S-3 filed by the Company in accordance with the Master Exchange Agreement (the “Second Closing Date”).

3. Mechanics of Delivery of Notes. The Seller shall deliver to the Buyer the applicable paid portion of the Note against the payment of each installment of the Purchase Price for the Note referenced in Schedule A attached hereto. If any such installment of the Purchase Price is less than the full value of the Note with respect to such installment being paid, the Seller shall (i) exchange such Note with the Company for instruments representing the aggregate amount of such Note, one instrument which will reflect the portion of such Note that has been paid for and is to be delivered to the Buyer and (ii) deliver to the Buyer as soon as practicable such instrument representing the portion of the Note paid for by such installment payment (such instrument to bear the same date as the original Note and the same terms and conditions as the original Note, other than the change in the principal amount to reflect the division of the Note into component parts).

4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer that:

(a)       The Note is solely owned by the Seller free and clear and is not subject to any security interests, liens, claims, options, restrictions or other encumbrances of any nature whatsoever, whether fixed or contingent.

(b)       The Seller is duly organized and validly existing under the laws of its jurisdiction of organization. The Seller has the right, power and authority to enter into this Agreement, perform its obligations hereunder and to sell the Note to the Buyer.

(c)       This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

(d)       The execution and delivery of this Agreement by the Seller does not, and the performance of the terms of this Agreement by the Seller will not, (i) require the Seller to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on the Seller or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Seller or by which any property or asset of the Seller is bound, or (iv) violate any other agreement to which the Seller is a party including, without limitation, any voting agreement, stockholders agreement, partnership agreement, irrevocable proxy or voting trust.

(e)       Schedule A attached hereto accurately lists as of the Initial Closing Date, (i) the outstanding principal balance of the Note, (ii) the outstanding amount of unpaid accrued interest on the Note, and (iii) the outstanding amount of any other fees, expense or adjustments payable in respect of the Note. Schedule A shall indicate the amount of principal, interest and fees, expenses or adjustments to be paid on the Initial Closing Date and the amount of principal to be paid on the Second Closing Date, with interest to be payable on the Second Closing Date pursuant to the terms of the Loan Agreement.

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(f)       The Seller is not an affiliate of the Company. The Company has not received from the Seller or paid to the Seller any consideration, fees, commissions or otherwise in connection with the consummation of the transaction and transfer contemplated hereunder, and the Seller will not pay to, or receive from, the Company, any such consideration in the future in connection with such transactions and transfer.

(g)       The Seller was not induced to consummate the transaction and transfer contemplated hereunder by any form of general solicitation or general advertising, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; (ii) any registration statement; or (iii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

The representations and warranties of the Seller shall survive the purchase and sale of the Note.

5. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that:

(a)        The Buyer has the right, power and authority to enter into this Agreement, to perform its obligations hereunder and to buy the Note from the Seller.

(b)       Buyer is duly organized and validly existing under the laws of its jurisdiction of organization.

(c)       This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.

(d)       The execution and delivery of this Agreement by the Buyer does not, and the performance of the terms of this Agreement by the Buyer will not, (i) require the Buyer to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on the Buyer or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order , judgment or decree applicable to the Buyer or by which any property or asset of the Buyer is bound, or (iv) violate any other agreement to which the Buyer is a party, including, without limitation, any voting agreement, stockholder’s agreement, partnership agreement, irrevocable proxy or voting trust.

(e)       Buyer understands that the Note and the common stock purchasable on conversion or exchange of the Note are not currently registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except pursuant to an effective registration statement or pursuant to a duly available exemption from such registration requirement.

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(f)       Buyer is an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Note. Buyer is able to bear the economic risk of its investment in the Note for an indefinite period of time, and can afford a complete loss of such investment.

(g)       Buyer is purchasing the Note for its own account and not with a view toward distribution. Buyer will not engage in a sale of the Note (or the common stock purchasable on conversion or exchange of the Notes) in a transaction that would be in violation of the Securities Act.

(h)       Buyer acknowledges that it has made its own investigation regarding the Note and is not relying on any information provided by Seller. Buyer has reviewed such information relating to the Company’s operations, business and financial condition as it deems necessary to enable it to make an informed decision regarding the purchase of the Note.

(i)       The Note was not offered or sold to the Buyer by any form of general solicitation or general advertising.

The representations and warranties of the Buyer shall survive the purchase and sale of the Note.

6. Closing Conditions.

(a)       The obligations of the Buyer to consummate the Initial Closing and the Second Closing are subject to the satisfaction of the following conditions as of each of the Initial Closing Date and the Second Closing Date, as applicable: (a) the representation and warranties of the Seller set forth in Section 4 shall be true and correct in all material respects; (b) the Seller shall have performed or complied with in all material respects all of its obligations, agreements, and covenants required to be performed or complied with by the Seller under this Agreement at or prior to the applicable closing date; (c) with respect to the Initial Closing only, an opinion of counsel in a form acceptable to the Buyer has been issued to the Company’s transfer agent, to the effect that upon consummation of the transactions contemplated herein, shares of common stock of the Company may be issued without restriction to the Buyer in exchange for the Note pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 3(a)(9) therein; and (d) the Company shall have a sufficient number of authorized shares of common stock of the Company to issue all Exchange Shares for the applicable Exchange (as such terms are defined in the Master Exchange Agreement) that will be duly authorized, validly issued, fully paid and non-assessable.

(b)       The obligations of the Seller to consummate the Initial Closing and the Second Closing are subject to the satisfaction of the following conditions as of each of the Initial Closing Date and the Second Closing Date, as applicable: (a) the representation and warranties of the Buyer set forth in Section 5 shall be true and correct in all material respects; and (b) the Buyer shall have performed or complied with in all material respects all of its obligations, agreements, and covenants required to be performed or complied with by the Buyer under this Agreement at or prior to the applicable closing date.

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7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of all of which shall be deemed to be one and the same agreement.

8. Amendments; Assignment. This Agreement may not be amended or revised, except by a writing signed by all of the parties hereto. No party shall assign its rights hereunder without the written consent of the other parties.

9. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral.

10. Construction. This Agreement shall be construed, applied and interpreted in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction in New York County, New York, in connection with any suit, action or proceeding arising out of or relating to this Agreement.

11. Additional Actions. Each party agrees to cooperate and to execute any subsequent documents reasonably required to effectuate this Agreement and further to undertake and perform such other actions as may be reasonably required to fulfill the obligations and covenants contained herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

ESOUSA HOLDINGS LLC

By:	/s/ Rachel Glicksman
	Name:	Rachel Glicksman
	Title:	Managing Member

RESOURCE CAPITAL FUND V L.P.

By:  Resource Capital Associates V L.P., General Partner

By:  RCA V GP Ltd., General Partner

By:	/s/ Catherine J. Boggs
	Name:	Catherine J. Boggs
	Title:	General Counsel

[Signature Page to Note Purchase Agreement]

SCHEDULE A

Note	Noteholder	Principal Amount of Note	Interest owed as of the Initial Closing Date
	Resource Capital Fund V L.P.	$8,000,000	Interest = $144,444.44

The “Purchase Price” for the Note is the sum of the Principal Amount plus Interest plus Backend fees (including expenses and make-whole amounts). Seller shall account for the amounts received from Buyer with the application of funds between interest, principal and fees mirroring the terms and conditions of the Loan and Security Agreement between Seller and the Company.

At the Initial Closing Date, a payment of $2,545,138.89 will be made by Buyer to Seller, consisting of $2,500,000 of principal of the Note, and $45,138.89 of accrued interest owing to the Initial Closing Date on the principal amount paid.

At the Second Closing Date, the payment by Buyer to Seller will consist of $5,500,000 of principal on the Note, plus accrued interest owing as of the Second Closing Date under the terms of the Loan Agreement.